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                                                                    EXHIBIT 3.29

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/13/1999
  991285756 -- 3068901

                            CERTIFICATE OF FORMATION
                                       OF
                               SWAIN BUILDING, LLC

         This Certificate of Formation of Swain Building, LLC (the "Company"), dated as of the 13th day of July, 1999, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

         1. The name of the limited liability company formed hereby is Swain Building, LLC.

         2. The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

         3. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        By: /s/Edward K. Clark
                                            ----------------------------------
                                            Edward K. Clark, Authorized Person

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                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/17/2000
                                                         001084178 -- 3068901

                   FIRST AMENDMENT TO CERTIFICATE OF FORMATION
                                       OF
                               SWAIN BUILDING, LLC

         The undersigned, being a duly authorized person, on behalf of Swain Building, LLC, a Delaware limited liability company, having filed an original Certificate of Formation on July 13, 1999 (the "Certificate"), hereby duly executes this First Amendment to the Certificate of the Company, which is being filed with the Secretary of State of Delaware pursuant to the provisions of
Section 18-202 of the Delaware Limited Liability Company Act.

         1. The name of the limited liability company is Swain Building, LLC (the "Company").

         2.       The name of the Company has been changed.

         3. Paragraph 1 of the Certificate is hereby deleted in its entirety and replaced with the following Paragraph 1:

                  "1. The name of the limited liability company formed hereby is Builders FirstSource -- MBS, LLC."

         4. Paragraph 2 of the Certificate is hereby deleted in its entirety and replaced with the following Paragraph 2:

                  "2. The address of the registered office of the Company in the State of Delaware is 103 Foulk Road Suite 200; Wilmington, DE 19807.

         5. Paragraph 3 of the Certificate is hereby deleted in its entirety and replaced with the following Paragraph 3:

                  "3. The name and address of the registered agent for service of process on the Company in the State of Delaware is Entity Services Group, LLC, 103 Foulk Road, Suite 200, Wilmington, Delaware, 19803, New Castle County."

                  SIGNED on this the 17th day of February, 2000.

                                        Swain Building, LLC
                                  Delaware limited liability company

                                  By: /s/ Andrew T. Panaccione
                                      ------------------------------------
                                      Andrew T. Panaccione, Vice President